UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 2, 2016

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities

On December 2, 2016, Lexaria Bioscience Corp. (the “Company” or “Lexaria”) announced that it has received US$737,500 from the early exercise warrant incentive program announced on October 27, 2016. This total amount includes US$37,500 that was earlier announced on November 2, 2016.

A total of 3,245,000 warrants were exercised at US$0.2273 and the Company is issuing 3,245,000 common shares and 3,245,000 warrants with an exercise price of US$0.2273 to buy one additional common share, expiring May 14, 2017. These total amounts have been adjusted to account for the December 2015 forward stock split, and include 165,000 warrants and 165,000 common shares already reported on November 2, 2016.

The securities issued will be subject to a hold period for any resales into the USA under Rule 144, of six months and one day. The warrant issuance is subject to normal regulatory approvals.

No commissions or placement fees have been paid related to the funds received from this warrant exercise. Proceeds raised are for general corporate purposes.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01	Regulation FD Disclosure

A copy of the news release announcing that Lexaria has received US$737,500 from the early exercise warrant incentive program on October 27, 2016 is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated December 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date:	December 2, 2016